UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 18, 2018

MOUNT TAM BIOTECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

NEVADA	333-192060	45-3797537
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7250 Redwood Boulevard, Suite 300

Novato, California  94925

(425) 214-4079

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01Entry into a Material Definitive Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Sale of Wholly-Owned Subsidiary

On October 18, 2018, Mount Tam Biotechnologies, Inc., a Nevada corporation (the “Company”), and its wholly-owned subsidiary, Mount Tam Biotechnologies, Inc., a Delaware corporation (the “Subsidiary”) entered into a stock purchase agreement (the “SPA”) with ARJ Consulting, LLC, a New York limited liability company (the “Buyer”), pursuant to which the Company sold 100% of the capital stock in and of Subsidiary to the Buyer (the “Sale Transaction”). Prior to the Sale Transaction, the Company caused Subsidiary to transfer certain assets and a key license that Subsidiary was holding to another wholly-owned subsidiary of the Company, Mount Tam Therapeutics, Inc., a Delaware corporation. At the time of the Sale Transaction Subsidiary possessed certain Net Operating Losses and tax credits. Pursuant to the terms of the SPA, the Buyer purchased Subsidiary for a purchase price of $410,000.

The foregoing description of the sale of Subsidiary does not purport to be complete and is qualified in its entirety by reference to the actual terms and conditions of the SPA, a copy of which is being filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNT TAM BIOTECHNOLOGIES, INC.

Date:	October 22, 2018
By:	/s/ Richard Marshak
Name:	Richard Marshak
Title:	Chief Executive Officer